Exhibit 1.1
SXC HEALTH SOLUTIONS CORP.
4,500,000 Common Shares
Underwriting Agreement
September 17, 2009
J.P. Morgan Securities Inc.
As Representative of the
     several Underwriters listed
     in Schedule 1 hereto
J.P. Morgan Securities Canada Inc.
Paradigm Capital Inc.
Versant Partners Inc.
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     SXC Health Solutions Corp., a corporation continued under the Business Corporations Act (Yukon) (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom J.P. Morgan Securities Inc. is acting as representative (the “Representative”), an aggregate of 4,500,000 common shares, no par value per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 675,000 common shares of the Company (the “Option Shares”). The Company understands that a portion of the Shares (as defined below) may be offered and sold in the Provinces (as defined below) by (i) J.P. Morgan Securities Canada Inc. (“JPM Canada”), the Canadian broker-dealer affiliate of the Representative, (ii) Paradigm Capital Inc. (“Paradigm Canada” and, together with JPM Canada, the “Sub-Underwriters”), the Canadian broker-dealer affiliate of Paradigm Capital U.S. Inc. and (iii) Versant Partners Inc. (the “Canadian Underwriter”), pursuant to the Canadian Prospectus (as defined below). The Sub-Underwriters, subject to the terms and conditions set forth herein, agree to use reasonable best efforts to sell the Shares in the Provinces. Any Shares sold by a Sub-Underwriter will be purchased by the Sub-Underwriter from its respective U.S. broker-dealer affiliate at the Closing Date (as defined below) at a price equal to the price set forth in Section 2(a) below or such purchase price less an amount to be mutually agreed upon by the Sub-Underwriter and its respective U.S. broker-dealer affiliate, which amount shall not be greater than the underwriting commission set forth on the cover of the Prospectus (as defined below).
     The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The common shares of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.
     The Company and the several Underwriters and the Sub-Underwriters hereby confirm their agreement concerning the purchase and sale of the Shares, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-161237), including a prospectus (the “Basic Prospectus”), relating to the securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”). The registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares, and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Shares together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Basic Prospectus, Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     The Company has (i) prepared and filed with the Ontario Securities Commission (the “OSC”), as principal regulator, and the other securities commissions or similar regulatory authorities in each of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick and Nova Scotia (together with the OSC, the “Canadian Commissions”) in accordance with National Instrument 44-101 — Short Form Prospectus Distributions and National Instrument 44-102 — Shelf Distributions (together, the “Shelf Procedures”), a preliminary unallocated short form base shelf prospectus dated August 10, 2009, relating to the offering of debt securities, common shares, warrants, convertible securities, share purchase contracts and share purchase units of the Company (in the English and French languages, as applicable, and together with the Canadian Draft Prospectus Supplement, the “Canadian Preliminary Prospectus”) and obtained from the OSC a receipt for such preliminary unallocated short form base shelf prospectus dated August 10, 2009 for and on behalf of itself and each of the other Canadian Commissions pursuant to Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process For Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”), (ii) prepared and filed with the OSC and the other Canadian Commissions in accordance with the Shelf Procedures a final unallocated short form base shelf prospectus dated September 14, 2009, relating to the offering of up to US$300,000,000 aggregate initial offering price of debt securities, common shares, warrants, convertible securities, share purchase contracts and share purchase units of the Company (in the English and French languages, as applicable, the “Canadian Final Prospectus”), and obtained from the OSC a receipt for the Canadian Final Prospectus for and on behalf of itself and each of the other Canadian Commissions pursuant to the Passport System; and (iii) prepared and filed with the OSC and the other Canadian Commissions a draft prospectus supplement to the

Canadian Final Prospectus, in both the English and French languages, relating to the offering of the Shares (the “Canadian Draft Prospectus Supplement”).
     The Company will prepare and will file with the OSC, as principal regulator, a prospectus supplement to the Canadian Final Prospectus, in both the English and French languages, relating to the offering of the Shares to be dated no later than September 17, 2009 (the “Canadian Prospectus Supplement”) and all necessary related documents in order to qualify the Shares for distribution in each of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick and Nova Scotia (the “Provinces”). The information included in the Prospectus Supplement that is permitted under the Shelf Procedures to be omitted from the Canadian Final Prospectus for which receipts or other evidences of acceptance have been obtained but that is deemed under the Shelf Procedures to be incorporated by reference into the Canadian Final Prospectus as of the date of and by virtue of the Canadian Prospectus Supplement is referred to herein as the “Shelf Information”.
     The Canadian Final Prospectus for which a final receipt has been obtained from the Canadian Commissions is herein referred to as the “Canadian Prospectus”, except that, when the Canadian Prospectus Supplement is thereafter filed with the Canadian Commissions, the term “Canadian Prospectus” shall mean the Canadian Final Prospectus as supplemented by such Canadian Prospectus Supplement, including the documents incorporated by reference therein and any amendments or supplements thereto and any French language translations thereof. Any amendment to the Canadian Prospectus, and any amended or supplemented prospectus or auxiliary materials that may be filed with any Canadian Commission by or on behalf of the Company under any applicable securities laws of each of the Provinces and the respective regulations, rules, rulings, decisions and orders made thereunder, together with the applicable policy statements and prescribed forms issued by the Canadian Commissions (collectively, the “Canadian Securities Laws”) relating to the distribution of the Shares prior to the Applicable Time (as defined below) or, where such document is deemed to be incorporated by reference into the Canadian Prospectus, prior to the expiry of the period of distribution of the Shares, is referred to herein collectively as the “Supplementary Material”.
     The Preliminary Prospectus and the Canadian Preliminary Prospectus are hereinafter collectively sometimes referred to as the “Preliminary Prospectuses”. The Prospectus and the Canadian Prospectus are hereinafter collectively sometimes referred to as the “Prospectuses”.
     At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): (i) with respect to the United States, a Preliminary Prospectus dated September 14, 2009 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto and (ii) with respect to Canada, the Canadian Preliminary Prospectus Supplement.
     “Applicable Time” means 6:30 P.M., New York City time, on September 17, 2009.
     2. Purchase of the Shares by the Underwriters.
     (a) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto (or such number of Underwritten Shares increased pursuant to Section 10 hereof) at a price per share (the “Purchase Price”) of $39.477. The Company will not be obligated to deliver any of the Shares except upon payment for all Shares to be purchased as provided herein.
     In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.
     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number of Option Shares increased pursuant to Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.
     The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company; provided, however, that such option may not be exercised more than twice. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
     (b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
     (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on September 23, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.
     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters and Sub-Underwriters of the Shares to be purchased on such date or the Additional

Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) for further credit to CDS Clearing and Depository Services Inc. for the respective accounts of the Underwriters and Sub-Underwriters, unless the Representative shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
     (d) The Company acknowledges and agrees that the Underwriters and Sub-Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter or Sub-Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters and Sub-Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters or the Sub-Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and the Sub-Underwriters and shall not be on behalf of the Company.
     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and Sub-Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any of the Preliminary Prospectuses has been issued by the Commission or the Canadian Commissions, and the Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and none of the Preliminary Prospectuses, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact that is required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use in any of the Preliminary Prospectuses, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.
     (b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

     (c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectuses and the Prospectuses, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex B hereto, (iii) each electronic road show and (iv) any other written communications approved in writing in advance by the Representative, which approval shall not be unreasonably withheld or delayed. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.
     (d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of each “new effective date” (within the meaning of Rule 430B(f)(2) under the Securities Act) of the Registration Statement and as of the effective date of any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

     (e) Canadian Prospectus. The Company is eligible to use the Shelf Procedures. The Canadian Prospectus, together with the Supplementary Material, will comply, as of its date, the Closing Date and the Additional Closing Date, if any, and at all times during which a prospectus is required by the Canadian Securities Laws to be delivered in connection with any sale of the Shares, with the requirements of the Canadian Securities Laws pursuant to which it has been filed and does and will provide full, true and plain disclosure of all material facts and does not and will not contain a misrepresentation (each within the meaning of the Canadian Securities Laws) relating to the Company and to the Shares. However, the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter or Sub-Underwriter through the Representative expressly for use in the Canadian Prospectus, the Supplementary Material, and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter or Sub-Underwriter consists of the information described as such in Section 7(b) hereof.
     (f) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectuses and the Pricing Disclosure Package, when they were filed with the Commission and the Canadian Commissions, as applicable, conformed in all material respects to the applicable requirements of the Exchange Act and the Canadian Securities Laws, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectuses or the Pricing Disclosure Package, when such documents are filed with the Commission and the Canadian Commissions, will conform in all material respects to the applicable requirements of the Exchange Act and the Canadian Securities Laws, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All documents incorporated by reference in the Canadian Preliminary Prospectus, Canadian Draft Prospectus Supplement and Canadian Prospectus have been filed with the Canadian Commissions in the French language version in accordance with applicable laws and decisions of the Authorite des marches financiers dated August 10, 2009 and September 14, 2009.
     (g) Financial Statements. The financial statements (including the related notes thereto but excluding any pro forma financial information) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectuses comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Canadian Securities Laws, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except as described in the notes to such financial statements, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectuses has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectuses have been prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Canadian Securities Laws, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectuses.
     (h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, (i) there has not been any material change in the capital stock (other than the issuance of common shares upon exercise of stock options and warrants described as outstanding in, and the vesting of restricted stock or restricted stock units and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectuses), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses.
     (i) Organization and Good Standing. The Company and each of its “significant subsidiaries” (as defined below) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). Except for SXC Health Solutions TPA, LLC, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. SXC Health Solutions, Inc., a Texas corporation, Health Business Systems, Inc., a Pennsylvania corporation, informedRx, Inc. (f/k/a National Medical Health Card Systems, Inc.), a Delaware corporation, NMHCRX Mail Order, Inc. (d/b/a informedMAIL), a Delaware corporation, and Portland Professional Pharmacy Associates (d/b/a Ascend SpecialtyRx), a Maine corporation, are the only subsidiaries of the Company that are “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission and shall be referred to collectively herein as the “significant subsidiaries” of the Company.
     (j) Capitalization. All the outstanding common shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectuses, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the authorized capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectuses; and all the outstanding common shares or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses.
     (k) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NASDAQ Global Select Market (the “NASDAQ Market”) and, except as would not reasonably be expected to have a Material Adverse Effect, the Toronto Stock Exchange (the “Exchange”), and (iv) each such grant was properly accounted for in accordance with United States generally accepted accounting principles in all material respects in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission and the Canadian Securities Commissions in accordance with the Exchange Act, the Canadian Securities Laws and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations.
     (l) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
     (m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (n) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectuses; and the issuance of the Shares is not subject to any preemptive or similar rights.

     (o) Exchange Listing. The Company has filed a “Listing of Additional Shares” notification form with the NASDAQ Market with respect to the Shares, and the Shares have been conditionally approved for listing, subject to delivery of customary post-closing filings, on the Exchange, and the Exchange has conditionally accepted for filing notice of the offering of the Shares; subject to the foregoing, all acts have been taken and all required documents have been filed under the Canadian Securities Laws and Exchange and NASDAQ Market rules (except routine post-closing matters) to enable the Shares to trade on the Exchange and NASDAQ Market.
     (p) No Violation or Default. (i) Neither the Company nor any of its significant subsidiaries is in violation of its charter or by-laws or similar organizational documents; (ii) neither the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and (iii) neither the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
     (r) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act, the filing of the Canadian Prospectus Supplement, the final acceptance of the Exchange and such consents, approvals, authorizations, orders and registrations or qualifications as may have been obtained or made prior to the Closing Date or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.
     (s) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectuses that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses.
     (t) Independent Accountants. KPMG LLP (United States) and KPMG LLP (Canada), who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect thereto, are independent registered public accounting firms with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and are independent within the meaning of Canadian Securities Laws.
     (u) Title to Intellectual Property. The Company and its subsidiaries own, possess, license or have adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses as currently conducted, and, to the knowledge of the Company, the conduct of their respective businesses does not conflict in any material respect with any such valid rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, except for such notices the content of which, if accurate, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (v) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (w) Taxes. Except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectuses, the Company and its subsidiaries have paid all federal, state, local and foreign taxes (other than those which are being contested in good faith and for which appropriate reserves have been established or which, if not paid, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and filed all material tax returns required to be paid or filed through the date hereof; and there is no tax deficiency in excess of the Company’s reserves for uncertain tax positions that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such tax deficiencies which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except such revocations or modifications which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not have a Material Adverse Effect.
     (z) Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiaries (A) are, and, to the knowledge of the Company, at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, (A) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws. “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

     (aa) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company and its subsidiaries, taken as a whole; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption and except for any prohibited transaction as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company and its subsidiaries, taken as a whole; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would reasonably be expected to result, in material liability to the Company and its subsidiaries, taken as a whole; and (v) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in material liability to the Company and its subsidiaries, taken as a whole. Neither the Company nor any member of its Controlled Group sponsors, maintains, administers, contributes to (or is required to sponsor, maintain, administer or contribute to) any Plan subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any member of its Controlled Group (nor any of their predecessors) has within the past 6 years sponsored, maintained, contributed to (or been required to sponsor, maintain, administer or contribute to) any such Plan.
     (bb) Disclosure Controls. The Company and its subsidiaries maintain the required system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (cc) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
     (dd) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ff) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and, to the knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or threatened.
     (gg) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (hh) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or qualify any securities for sale under Canadian Securities

Laws by reason of the filing of the Canadian Prospectus with the Canadian Commission or the issuance and sale of the Shares.
     (ii) No Stabilization. The Company has not taken, directly or indirectly, any action designed, or which has constituted or would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
     (jj) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (kk) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectuses has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. No forward-looking information, financial outlook or future oriented financial information (each within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations) contained in the Canadian Prospectus has been made without a reasonable basis therefore or, in the case of any financial outlook or future oriented financial information, on assumptions that are not reasonable in the circumstances.
     (ll) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses is not based on or derived from sources that are reliable and accurate in all material respects.
     (mm) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (nn) Status under the Securities Act and Canadian Securities Laws. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date. The Company is a reporting issuer within the meaning of the Securities Act (Ontario) and the comparable provisions of Canadian Securities Laws in each of the other Provinces and is not in default under any requirement of Canadian Securities Laws.
     (oo) Withholding Tax. No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment of any fee contemplated by this Agreement to an Underwriter that is not resident in Canada (or deemed to be resident in Canada) or does not carry on business in Canada, but is resident in the United States, or if a partnership, all the members of which are not resident in Canada but are resident in the United States, in each case, for purposes of the Income Tax Act (Canada) (a “U.S. Underwriter”), provided that such U.S. Underwriter deals at arm’s length with the Company and that any such fee is payable in respect of services rendered by or on behalf of such U.S. Underwriter wholly outside of Canada that are performed by such U.S. Underwriter in the ordinary course of business carried on by it that includes the performance of such services for a fee and any such amount is reasonable in the circumstances.
     (pp) Goods and Services Tax. No goods and services tax imposed under the federal laws of Canada will be collectible by a U.S. Underwriter in respect of the payment of any fee contemplated by this Agreement to any U.S. Underwriter, provided that any such fee is payable in respect of services performed by such U.S. Underwriter wholly outside of Canada.
     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter and Sub-Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares. The Company will file with the OSC as principal regulator, and with the other Canadian Commissions within the time period specified by the Shelf Procedures, the Canadian Prospectus Supplement (in the English and French languages), including the Shelf Information, and will advise the Representative and the Sub-Underwriters promptly when such filings have been made. The Canadian Prospectus Supplement will be in such form as the Company and the Representative and the Sub-Underwriters may mutually agree upon, acting reasonably. Until the distribution of the Shares has been completed, the Company will promptly take or cause to be taken all additional steps and proceedings that from time to time may be required under Canadian Securities Laws to continue to qualify the Shares for distribution in the Provinces. The Company will furnish copies of the Prospectuses and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City and the Sub-Underwriters in Toronto, Ontario prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter and Sub-Underwriter (A) a conformed copy of the Registration Statement and the Canadian Prospectus as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectuses (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means (i) during the distribution of the Shares and (ii) such period of time after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter, Sub-Underwriter or dealer.

     (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Unless the Company obtains the Representative’s prior written consent, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectuses, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.
     (d) Notice to the Representative. Until such time as the Underwriters and Sub-Underwriters have completed the distribution of the Shares, the Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any Supplementary Material has been filed; (iii) of any request by the Commission or the Canadian Commissions for any amendment to the Registration Statement or any amendment or supplement to either of the Prospectuses or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission or the Canadian Commissions for any additional information; (iv) of the issuance by the Commission or the Canadian Commissions of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Preliminary Prospectuses, any of the Pricing Disclosure Package or the Prospectuses or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectuses, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectuses, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any of the Preliminary Prospectuses, any of the Pricing Disclosure Package or the Prospectuses or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.
     (e) Ongoing Compliance. (i) If during the Prospectus Delivery Period (A) any event shall occur or condition shall exist as a result of which any of the Prospectuses as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when any of the Prospectuses is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement any of the Prospectuses to comply with law, the Company will immediately notify the Underwriters and the Sub-Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and the Canadian Commissions and furnish to the Underwriters, the Sub-Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectuses as may be necessary so that the statements in the Prospectuses as so amended or supplemented will not, in the light of the circumstances existing when any of the Prospectuses is delivered to a purchaser, be misleading or so that the Prospectuses will comply with law and (ii) if at any time prior to the Closing Date (A) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters and the Sub-Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and the Canadian Commissions (to the extent required) and furnish to the Underwriters, the Sub-Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
     (f) Blue Sky Compliance. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (h) Clear Market. For a period of 60 days after the date of the Prospectuses, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative. The foregoing sentence shall not apply (A) to the Shares to be sold hereunder, (B) to any shares of Stock of the Company issued upon the exercise of options or vesting of restricted stock or restricted stock units granted under Company Stock Plans as in effect on the date hereof, (C) to the grant of options, awards of restricted stock and restricted stock units or the issuance of shares of Stock to employees or directors by the Company in the ordinary course of business or pursuant to any of the Company Stock Plans as in effect on the date hereof and (D) in connection with any acquisitions or strategic investments by the Company or any of its subsidiaries, provided that any recipient of any issuances by the Company of shares of Stock under this clause (D) shall execute a “lock-up” agreement substantially in the form of Exhibit A hereto and deliver the same to the Representative and provided further that the total number of shares of Stock issued by the Company under this clause (D)

shall not exceed 5% of the total number of shares of Stock outstanding on the date hereof (after giving effect to the sale of the Shares).
     (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses under the heading “Use of proceeds”.
     (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the Stock.
     (k) Exchange Listing. The Company will use its reasonable best efforts to cause the Exchange to accept the issuance of the Shares on the terms and conditions of this Agreement and conditionally approve the listing of the Shares, prior to the Closing Date, pursuant to the applicable by-laws, rules or regulations of the Exchange subject only to the filing of standard documents and notice of issuance thereof. The Company shall file with the Exchange all documents and notices required by the Exchange. The Company will use its reasonable best efforts to list for quotation the Shares on the NASDAQ Market on or prior to the Closing Date.
     (l) Reports. During the period from the date of this Agreement through and including the second anniversary of the Closing Date, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission, the Canadian Commissions or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or the System for Electronic Document Analysis and Retrieval, as applicable, or any successor thereto.
     (m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter and, with respect to Section 5(d), each Sub-Underwriter hereby represents and agrees that:
     (a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company (other than any press release that complies with Rule 134 under the Securities Act)) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

     (b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.
     (c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     (d) The Underwriters and Sub-Underwriters will use their reasonable best efforts to complete the distribution of the Shares as promptly as possible and the Representative will promptly notify the Company of the completion of the distribution of the Shares. As soon as practicable following the Closing Date, the Representative will provide the Company with such information as it may require with respect to the proceeds realized in each of the Provinces from the distribution of the Shares for the purpose of payment of filing fees and as to distribution of the Shares for the purposes of listing the Shares on the Exchange. The Representative will also promptly notify the Company when, in their opinion, the Underwriters and the Sub-Underwriters have ceased selling efforts, the Underwriters and the Sub-Underwriters have terminated all stabilization arrangements related to the Shares and the syndicate of Underwriters and the Sub-Underwriters has been terminated.
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative. The Canadian Prospectus Supplement shall have been filed with the Canadian Commissions pursuant to Canadian Securities Laws and no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Shares shall have been issued and no proceedings for such purpose shall have been instituted or be pending by any Canadian Commissions.
     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
     (c) No Downgrade. Subsequent to the earlier of (i) the Applicable Time and (ii) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (A) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectuses (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectuses.
     (e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectuses and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP (United States), KPMG LLP (Canada) shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters and the Sub-Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectuses; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be. On the Closing Date and any Additional Closing Date, KPMG LLP shall have furnished to the Representative an opinion, in form and substance satisfactory to the Representative, addressed to the Underwriters and the Sub-Underwriters, to the effect that the French language version of the financial information contained or incorporated by reference in the French language version of the Canadian Prospectus includes the same information and in all material respects carries the same meaning as the English language version of the financial information contained or incorporated by reference in the English language version thereof. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP, who audited certain financial statements of National Medical Health Card Systems, Inc. and its subsidiaries (“NMHC”), shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters and the Sub-Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of NMHC incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectuses; provided, that the letter delivered on the Closing Date or the Additional

Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
     (g) Opinion and 10b-5 Statement of Counsel for the Company. Sidley Austin LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters and the Sub-Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 hereto.
     (h) Opinion of General Counsel for the Company. Clifford E. Berman, Senior Vice President, General Counsel and Corporate Secretary of the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters and the Sub-Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-2 hereto.
     (i) Opinion of Canadian Counsel for the Company. Heenan Blaikie LLP, Canadian counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters and the Sub-Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-3 hereto.
     (j) Opinion of Yukon Counsel for the Company. Lackowicz, Shier & Hoffman, Yukon counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters and the Sub-Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-4 hereto.
     (k) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters and the Sub-Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (l) Opinion of Canadian Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davies Ward Phillips & Vineberg LLP, counsel for the Underwriters and the Sub-Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (m) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

     (n) Good Standing. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and each of its significant subsidiaries in their respective jurisdictions of organization and of the good standing of the Company in each jurisdiction in which it is qualified to do business, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (o) Exchange Listing. The Shares shall have been conditionally approved for listing on the Exchange and for quotation on the NASDAQ Market, subject, in the case of the Exchange, to the fulfillment of the usual post-closing requirements and, in the case of the NASDAQ Market, only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.
     (p) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.
     (q) Waiver of Mandatory Prepayment Provision of Credit Agreement. The Company shall have received a written waiver of Section 2.8(a) of the $58,000,000 Credit Agreement of the Company, dated as of April 25, 2008 (the “Credit Agreement”), in accordance with the provisions of the Credit Agreement.
     (r) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters and the Sub-Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and Sub-Underwriter, its respective affiliates, directors and officers and each person, if any, who controls such Underwriter or Sub-Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectuses (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by or on behalf of any Underwriter or Sub-Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter or Sub-Underwriter consists of the information described as such in subsection (b) below.
     (b) Indemnification of the Company. Each Underwriter and Sub-Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement or the Canadian Prospectus and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by or on behalf of any Underwriter or Sub-Underwriter through the Representative expressly for use in the Registration Statement, the Prospectuses (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by or on behalf of any Underwriter or Sub-Underwriter consists of the following information in the Prospectuses furnished on behalf of each Underwriter and Sub-Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the twelfth, thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting”.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any such proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm

(in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter or Sub-Underwriter, its respective affiliates, directors and officers and any control persons of such Underwriter or Sub-Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any such proceeding effected without its written consent (such consent not to be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff in such proceeding, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, the Indemnifying Person shall be liable for any settlement of any such proceeding effected without its written consent if (A) at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, (B) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request, (C) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request for fees and expenses of counsel prior to the date of such settlement and (D) the Indemnified Person shall have given the Indemnifying Party at least 30 days’ prior notice of its intention to settle, including the proposed settlement terms. No Indemnifying Person shall, without the written consent of the Indemnified Person (such consent not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters and Sub-Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters and Sub-Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters and Sub-Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses, but after deducting underwriting discounts and commissions) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters and Sub-Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters and Sub-Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and Sub-Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Company, the Underwriters and the Sub-Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters and Sub-Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter or Sub-Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter or Sub-Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter or Sub-Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ and Sub-Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. (a) This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange, the New York Stock Exchange or the NASDAQ Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the NASDAQ Market or the Exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State or Canadian federal authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside Canada or the United States, that, in the judgment of the Representative, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectuses.
     (b) The obligations of any Canadian Underwriter to purchase Shares under this Agreement may also be terminated by such Canadian Underwriter at its option by written notice to that effect to the Company at any time prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date, if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which in the opinion of such Canadian Underwriter seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Company and its subsidiaries taken as a whole.

     10. Defaulting Underwriter.
     (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons reasonably satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectuses or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectuses that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses.
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing, translating and filing under the Securities Act or the Canadian Securities Laws, as applicable, of the Registration Statement, the Preliminary Prospectuses, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectuses (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of any Blue Sky Memorandum (including the related reasonable fees and expenses of counsel, as incurred, for the Underwriters and Sub-Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the Exchange and the NASDAQ Market.
     (b) If (i) this Agreement is terminated prior to the Closing Date pursuant to Section 9 (other than pursuant to Section 9(a)(iv) or Section 9(b) above), (ii) the Company for any reason fails to tender the Underwritten Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Underwritten Shares for any reason permitted under this Agreement (other than pursuant to Section 9(a)(iv), Section 9(b) or Section 10(c) above), the Company agrees to reimburse the Underwriters and Sub-Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters and Sub-Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Underwriters and Sub-Underwriters contained in this Agreement or made by or on behalf of the Company, the Underwriters or the Sub-Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Underwriters or the Sub-Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means a day on which each of the New York Stock Exchange and the Exchange is open for business; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

     15. Miscellaneous.
     (a) Authority of J.P. Morgan Securities Inc. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters or the Sub-Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk. Notices to the Company shall be given to it at 2441 Warrenville Road, Suite 610, Lisle, IL 60532-3642, (fax: (630) 328-1018); Attention: Jeffrey Park, with copies to (i) Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603 (fax: (312) 853-7036); Attention: Gary D. Gerstman and (ii) Heenan Blaikie LLP, Bay Adelaide Centre, 333 Bay Street, Suite 2900, P.O. Box 2900, Toronto, Ontario M5H 2T4, Canada (fax: (416) 360-8425); Attention: Kevin Rooney.
     (c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signatures follow on next page]

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, SXC HEALTH SOLUTIONS CORP.
By:	/s/ Jeffrey Park
	Name:	Jeffrey Park
	Title:	Executive Vice President and Chief Financial Officer

Accepted: September 17, 2009 J.P. MORGAN SECURITIES INC. For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.
By:	/s/ Victoria A. Aparece
Authorized Signatory

J.P. MORGAN SECURITIES CANADA INC. As Sub-Underwriter
By:	/s/ Deep Khosla
Authorized Signatory

PARADIGM CAPITAL INC. As Sub-Underwriter
By:	/s/ R. Anthony Pullen
Authorized Signatory

VERSANT PARTNERS INC. As Canadian Underwriter
By:	/s/ Jean-Pierre Buyze
Authorized Signatory

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities Inc.	2,307,693
Dougherty & Company LLC	548,077
SunTrust Robinson Humphrey, Inc.	548,077
Versant Partners Inc.	548,077
Oppenheimer & Co. Inc.	274,038
Paradigm Capital U.S. Inc.	274,038

Total	4,500,000

Annex A-1
[Form of Opinion and 10b-5 Statement of Counsel for the Company]

Annex A-2
[Form of Opinion of General Counsel for the Company]

Annex A-3
[Form of Opinion of Canadian Counsel for the Company]

Annex A-4
[Form of Opinion of Yukon Counsel for the Company]

Annex B
a.	Pricing Disclosure Package
•	none
b. Pricing Information Provided Orally by Underwriters
•	the price to the public of the Shares as set forth on the cover of the Prospectus

•	the total number of Shares offered to the public as set forth on the cover of the Prospectus

•	the aggregate proceeds from the sale of the Shares (before underwriting discounts and commissions and estimated expenses) as set forth on the cover of the Prospectus

Exhibit A
FORM OF LOCK-UP AGREEMENT
September [__], 2009
J.P. Morgan Securities Inc.
As Representative of the
several Underwriters listed
in Schedule 1 to the Underwriting
Agreement referred to below
J.P. Morgan Securities Canada Inc.
Paradigm Capital Inc.
Versant Partners Inc.
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Re: SXC Health Solutions Corp. — Public Offering
     Ladies and Gentlemen:
     The undersigned understands that J.P. Morgan Securities Inc., as Representative of the several Underwriters, and certain sub-underwriters (the “Sub-Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with SXC Health Solutions Corp., a Yukon Territory corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common shares, no par value per share, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
     In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, except as provided below, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 60 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares, no par value per share, of the Company (the “Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares, in each case other than (A) transfers of Common Shares (i) as a bona fide gift or gifts or (ii) either during the undersigned’s lifetime or upon death by will or intestacy to the undersigned’s immediate family or to a trust, the beneficiaries of which are the undersigned or a member or members of the undersigned’s immediate family, (B) distributions of Common Shares to members or stockholders of the undersigned and (C) sales of Common Shares pursuant to a Rule 10b5-1 trading plan as in effect on the date hereof; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each recipient of such gift, transfer or distribution shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) or (B), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above).
     Notwithstanding the foregoing, nothing contained herein shall prohibit the undersigned from effecting (1) any acquisition of Common Shares, restricted or otherwise, stock options, restricted stock units and performance shares from the Company pursuant to any of the Company’s employee benefit plans or director compensation plans each as in effect on the date hereof or (2) any acquisition of Common Shares issued by the Company to the undersigned upon the exercise of stock options outstanding on the date hereof or the vesting or conversion of restricted stock, restricted stock units and performance shares outstanding on the date hereof (and any forfeiture of Common Shares or options to purchase Common Shares to satisfy tax withholding obligations of the undersigned in connection with such vesting or any corresponding sales of Common Shares the proceeds of which will be used to cover the tax liability resulting from any such vesting) under the Company’s employee benefit plans or director compensation plans each as in effect on the date hereof.
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if Company notifies the Representative that it does not intend to proceed with the Public Offering, if the Underwriting Agreement does not become effective by October 31, 2009 or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement. The undersigned understands that the Underwriters and Sub-Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this letter agreement.
     This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
[Signature page follows]

Very truly yours, [NAME OF STOCKHOLDER]
By:
Name:
Title: